EXHIBIT 12-1

                  PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   SEC METHOD
                                     ($000)

                                                            9 MONTHS
                                                              ENDED
                                                            09/30/96

NET INCOME                                                  $398,896

ADD BACK:
- INCOME TAXES:
     OPERATING INCOME                                        273,249
     NON-OPERATING INCOME                                     (2,037)
                                                             -------
  NET TAXES                                                  271,212

- FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT                             278,942
     ANNUAL RENTALS                                            6,412
                                                             -------
     TOTAL FIXED CHARGES                                     285,354

ADJUSTED EARNINGS INCLUDING AFUDC                           $955,462
                                                            ========
RATIO OF EARNINGS TO FIXED CHARGES                              3.35
                                                                ====